UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2010

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
 Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On November 2, 2010, Powerwave Technologies, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (“Annual Meeting”) and at the Annual Meeting the stockholders of the Company approved an amendment to the Company’s Extended and Restated 1996 Employee Stock Purchase Plan (“Plan”), which increased the authorized number of common shares available for sale under the Plan from 1,890,953 shares to 6,890,953. The Plan is an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and is implemented utilizing semi-annual offerings with purchases occurring at six-month intervals. The Plan permits eligible employees of the Company to purchase shares of Company common stock through payroll deductions, which may not exceed 20% of an employee’s compensation. The price of Company common stock purchased under the Plan is 85% of the lower of the fair market value of the common stock at the beginning of each six-month offering period or the applicable purchase date. The term of the Plan extends through July 31, 2017.   The amendment to the Plan was adopted by the Company’s Board of Directors on August 10, 2010.

A copy of the amendment to the Plan approved by the stockholders was attached as Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 27, 2010. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on December 7, 2007.

Also, at the Annual Meeting, the stockholders of the Company approved the adoption of the 2010 Omnibus Incentive Plan (“2010 Plan”) which authorizes the issuance of up to 22,000,000 shares of common stock through a variety of equity awards.  The 2010 Plan includes the following awards: (i) non-qualified and incentive stock options; (ii) restricted stock awards; (iii) stock appreciation rights; (iv) restricted stock unit awards; (v) other share based awards; and (vi) cash or equity performance awards.  The 2010 Plan was adopted by the Company’s Board of Directors on August 10, 2010.

The purpose of the 2010 Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals who, serving as employees, directors, consultants and/or advisors, are expected to contribute to the Company’s success and to achieving long-term objectives, which will benefit the Company’s stockholders, through the additional incentives inherent in the awards under the 2010 Plan.

The 2010 Plan will be administered by the Compensation Committee (“Committee”) of the Board of Directors of the Company (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, an "outside director" under Section 162(m) of the Code and an "independent director" under the NASDAQ Listing Rules. The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the 2010 Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the 2010 Plan, and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Committee pursuant to the 2010 Plan to cancel or suspend awards under the 2010 Plan to key employees who are not directors or executive officers of the Company.

The Committee may provide that equity awards under the 2010 Plan shall become vested in installments over a period of time set forth in the award agreement.  Alternatively, the Committee may specify that the attainment of certain performance measures will determine the degree of vesting and payout with respect to an equity or cash performance award that the Committee intends to qualify as performance based awards under Section 162(m) of the Internal Revenue Code.  The Committee may chose the performance goals for the grant  of such equity or cash performance awards from among the following performance measures:  net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization and pro-forma earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturers) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturers’)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel. The performance goals also may be based solely by reference to the Company’s performance or the performance of one or more of the Company’s subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the Company’s operations or not within the reasonable control of the Company’s management, and/or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

The 2010 Plan will terminate on August 10, 2020, the tenth anniversary of the date of its approval by the Board of Directors.

The foregoing description of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan, which was attached as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 27, 2010 and the form of Stock Option Agreement, form of Restricted Stock Award Agreement, form of Stock Appreciation  Rights Award Agreement, Form of Restricted Stock Unit Award Agreement and Form of Stock Award Agreement attached hereto as Exhibits, 10.1, 10.2, 10.3, 10.4 and 10.5 respectively and are hereby incorporated by reference.

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting, of the 133,121,463 shares of the Company’s common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 118,697,638 shares of common stock.  The following four proposals were voted on at the meeting:

Proposal 1

At the Company’s Annual Meeting held on November 2, 2010, the stockholders elected each of the following nominees as directors, to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified.  The vote for each director was as follows:

	For	Withheld	Broker Non-Votes
Moiz M. Beguwala	72,770,179	5,141,342	40,786,117
Ken J. Bradley	73,664,792	4,246,729	40,786,117
Ronald J. Buschur	77,179,269	732,252	40,786,117
John L. Clendenin	73,527,232	4,384,289	40,786,117
David L. George	72,833,964	5,077,557	40,786,117
Eugene L. Goda	72,843,459	5,068,062	40,786,117
Carl W. Neun	73,461,598	4,449,923	40,786,117

Proposal 2

To approve the adoption of the Company’s 2010 Omnibus Incentive Plan, which authorizes the issuance of up to 22,000,000 shares of common stock through a variety of equity awards, including stock options, restricted stock awards, stock appreciation rights, restricted stock unit awards as well as cash performance awards.   This proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
63,361,225	14,429,283	121,013	40,786,117

Proposal 3

To approve an amendment to the Company’s Extended and Restated 1996 Employee Stock Purchase Plan which would increase the authorized number of shares available for issuance under the plan from 1,890,953 to 6,890,953 shares.  This proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
76,428,104	1,377,807	105,610	40,786,117

Proposal 4

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2010.  This proposal was approved by more than a majority of the shares present and entitled to vote a the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
117,098,487	1,229,864	369,287	—

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number                                            Description

10.1                                                                Form of Stock Option Agreement under 2010 Omnibus Incentive Plan.

10.2                                                                Form of Restricted Stock Award Agreement under 2010 Omnibus Incentive Plan.

10.3                                                                Form of Stock Appreciation  Rights Award Agreement under 2010 Omnibus IncentivePlan.

10.4                                                                Form of Restricted Stock Unit Award  Agreement under 2010 Omnibus Incentive Plan.

10.5                                                                Form of Stock Award Agreement under 2010 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 3, 2010		POWERWAVE TECHNOLOGIES, INC

		By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                            Description

10.1                                                                Form of Stock Option Agreement under 2010 Omnibus Incentive Plan.

10.2                                                                Form of Restricted Stock Award Agreement under 2010 Omnibus Incentive Plan.

10.3                                                                Form of Stock Appreciation  Rights Award Agreement under 2010 Omnibus Incentive Plan.

10.4                                                                Form of Restricted Stock Unit Award  Agreement under 2010 Omnibus Incentive Plan.

10.5                                                                Form of Stock Award Agreement under 2010 Omnibus Incentive Plan.